Exhibit 99.1

Bank of Florida Corp. Provides Update for Second Quarter 2009

NAPLES, Fla.--(BUSINESS WIRE)--July 2, 2009--Bank of Florida Corporation (Nasdaq:BOFL) today provided an update for the second quarter 2009. As part of an on-going initiative to support capital levels, insiders of Bank of Florida and other accredited investors placed an additional $4.1 million in the Company through the issuance of 165 units of convertible preferred stock and warrants at $25,000 per unit. The preferred stock is perpetual and nonvoting, has a liquidation preference of $25,000, and pays a quarterly dividend of $625. Each warrant permits its holder to purchase 720 shares of Bank of Florida common stock at $3.47 per share at any time during the ten year period commencing on June 29, 2009. The warrants are nontransferable. Additional sales and issuances of Units are expected to occur between July 1, 2009 and July 14, 2009.

Also during the second quarter, Bank of Florida implemented several measures designed to improve its profitability and further support capital levels. Staffing, in particular back office functions, was assessed and decreased while, at the same time, revenue generating hires were brought on board. Following a comprehensive review of its other non-interest expenses, the Company temporarily eliminated matching contributions associated with 401(k) retirement plans and put into place policies for reductions in travel and entertainment expenses, as well as in employee health care costs. As a result of these actions, annualized, controllable expenses are expected to be reduced by $4.5 - $5.0 million, slightly offset by increased FDIC insurance and other miscellaneous operating costs.

Results for the second quarter 2009 will be reported on July 21, 2009 before the market opens. An investor conference call is scheduled for 8:30 a.m., EDT, on the same day. Details of conference call dial in numbers will be distributed prior to this date.

Bank of Florida Corporation

Bank of Florida Corporation (Nasdaq: BOFL) is a $1.6 billion-asset multi-bank holding Company located in Naples, Florida. Bank of Florida Corporation is the parent company for Bank of Florida - Southwest in Collier and Lee Counties; Bank of Florida – Southeast in Broward, Miami-Dade and Palm Beach Counties; Bank of Florida – Tampa Bay in Hillsborough and Pinellas Counties; and Bank of Florida Trust Company, collectively referred to as the “Company”. Investor information may be found on the Company’s web site, http://www.bankofflorida.com, by clicking on "Investor Relations." To receive an email alert of all company press releases, SEC filings, and events, select the “Email Notification” section.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain statements in this press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which statements generally can be identified by the use of forward-looking terminology, such as “may,” “will,” “expect,” “estimate,” “anticipate,” “believe,” “target,” “plan,” “project,” or “continue” or the negatives thereof or other variations thereon or similar terminology, and are made on the basis of management’s plans and current analyses of Bank of Florida Corporation, its business and the industry as a whole. These forward-looking statements are subject to risks and uncertainties, including, but not limited to, economic conditions, competition, interest rate sensitivity and exposure to regulatory and legislative changes. The above factors, in some cases, have affected, and in the future could affect Bank of Florida Corporation financial performance and could cause actual results for fiscal 2009 and beyond to differ materially from those expressed or implied in such forward-looking statements. Bank of Florida Corporation does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

CONTACT:
Bank of Florida Corporation
Tracy L. Keegan, Executive VP & CFO, 239-254-2147
or
Nvestcom Investor Relations
Megan Malanga, 954-781-4393
megan.malanga@nvestcom.com